                                                                    Exhibit g(i)
                                STATE STREET BANK

                             CUSTODIAN FEE SCHEDULE

                                   CIGNA FUNDS

                            EFFECTIVE JANUARY 1, 1999




I        ADMINISTRATION
         --------------

         Custody, Portfolio and Fund Accounting Service: Maintain custody of fund assets. Settle portfolio purchases and sales. Report buy and sell fails. Determine and collect portfolio income. Make cash disbursements and report cash transactions. Maintain investment ledgers, provide selected portfolio transactions, position and income reports. Maintain general ledger and capital stock accounts. Prepare daily trial balances. Calculate net asset value daily. Provide selected general ledger reports.

         The administration fee shown below is an annual charge, billed and payable monthly, based on average monthly net assets.


                                                         Custody Portfolio and
                  Fund Net Assets                        Fund Accounting
                  ---------------                        ---------------

                  First $20 million                      1/10 of 1%
                  Next $80 million                       1/30 of 1%
                  Excess                                 1/100 of 1%


         Minimum monthly charges:     Domestic Portfolio  *               $1,000
                                      International Portfolio  **         $2,000




         * NEW FUND PHASE-IN; NO BASE FEE ON NEW DOMESTIC FUNDS FOR ONE TO THREE MONTHS.

         ** THE ADMINISTRATION FEE FOR INTERNATIONAL FUNDS REFLECTS PORTFOLIO AND FUND ACCOUNTING SERVICES ONLY. CUSTODY FEES ARE LISTED SEPARATELY IN SECTION II.

II       GLOBAL CUSTODY
         --------------

         Includes: Maintaining custody of fund assets. Settling portfolio purchases and sales. Reporting buy and sell fails. Determining and collecting portfolio income. Making cash disbursements and reporting cash transactions. Monitoring corporate actions. Withholding foreign taxes. Filing foreign tax reclaims:


A.       Holding Fees (basis points per portfolio per annum):
         ------------


----------------------------------------------------------------------------------------------------------
GROUP I           Group II          Group III         Group IV          Group V           Group VI
==========================================================================================================
Denmark           Australia         Austria           Belgium           Hong Kong         Argentina
----------------------------------------------------------------------------------------------------------
Euroclear         Canada            Ireland           Finland           Italy             Brazil
----------------------------------------------------------------------------------------------------------
Germany           France            Netherlands       Indonesia         Spain             Chile
----------------------------------------------------------------------------------------------------------
Japan             Norway            Singapore         Malaysia          Thailand          Greece
----------------------------------------------------------------------------------------------------------
New Zealand       UK                Switzerland       Sweden                              Mexico
----------------------------------------------------------------------------------------------------------
                                                                                          Philippines
----------------------------------------------------------------------------------------------------------
                                                                                          Turkey
----------------------------------------------------------------------------------------------------------

                  -------------------------------------------------------------------------------------------
                     USA       Group I      Group II     Group III     Group IV       Group V       Group
                                                                                                      VI
                  ===========================================================================================
First $50 mil        3.0         7.0          9.0          11.0          14.0          20.0          30.0
                  -------------------------------------------------------------------------------------------
Next $50 mil         2.0         6.0          8.0          10.0          13.0          18.0          30.0
                  -------------------------------------------------------------------------------------------
Over $100 mil        1.0         5.0          7.0          8.0           11.0          11.0          30.0
                  -------------------------------------------------------------------------------------------


B. Transaction Charges (US dollars):
   -------------------



=======================================================================================================================
     USA          Group I        Group II       Group III        Group IV         Group V            Group VI
=======================================================================================================================
See itemized        $30            $60             $75             $100            $125      *Greece/20 basis points
fee schedule                                                                                 per settlement , minimum
                                                                                             $10.00;
                                                                                             Portugal/*Turkey
                                                                                             Turkey/.50 per security
                                                                                             settled; max/$7,500,
                                                                                             min/$250
-----------------------------------------------------------------------------------------------------------------------
                Canada        Austria         Australia      Argentina         Indonesia
-----------------------------------------------------------------------------------------------------------------------
                Euroclear     Chile           Brazil         Belgium           Philippines
-----------------------------------------------------------------------------------------------------------------------
                Germany       Hong Kong       Ireland        Denmark
-----------------------------------------------------------------------------------------------------------------------
                Japan         Italy           Mexico         Finland
-----------------------------------------------------------------------------------------------------------------------
                              Netherlands     Spain          France
-----------------------------------------------------------------------------------------------------------------------
                              Switzerland     Sweden         New Zealand
-----------------------------------------------------------------------------------------------------------------------
                              UK              Thailand       Norway
-----------------------------------------------------------------------------------------------------------------------
                                                             Singapore
------------------------------------------------------------------------------------------------------------------------


* TRANSACTION CHARGE WAIVED IF BROKERAGE PROVIDED BY NATIONAL SECURITIES COMPANY

III      PORTFOLIO TRADES - For each line item processed:
         ----------------   -----------------------------

         State Street Bank repos                                           $7.00
         DTC trades                                                       $10.00
         Fed Book Entry                                                   $15.00
         New York physical settlements                                    $30.00
         All other trades                                                 $16.00
         Boston book entry                                                $20.00
         Maturity collections                                              $8.00



IV       OPTIONS
         -------

         Option charge for each option written or closing,
         contract, per issue, per broker                                  $25.00

         Option expiration charge, per issue, per broker                  $15.00

         Option exercised charge, per issue, per broker                   $15.00


V        LENDING OF SECURITIES
         ---------------------

         Deliver loaned securities versus cash collateral                 $20.00

         Deliver loaned securities versus securities collateral           $30.00

         Receive/deliver additional cash collateral                        $6.00

         Substitutions of securities collateral                           $30.00

         Deliver cash collateral versus receipt of loaned securities      $15.00

         Deliver securities collateral versus receipt of loaned
         securities                                                       $25.00

         Loan administration - mark-to-market per day, per loan            $3.00


VI       INTEREST RATE FUTURES
         ---------------------

         Transactions - no security movement                              $ 8.00


VII      COUPON BONDS
         ------------

         Monitor calls and process coupons - for each coupon issue
         held - monthly charge                                            $ 5.00

VIII     HOLDING CHARGE
         --------------

         For each issue maintained - monthly charge                       $ 5.00


IX       PRINCIPAL REDUCTION PAYMENTS
         ----------------------------

         Per paydown                                                      $10.00


X        DIVIDEND CHARGES (for items held at the request of traders
         ----------------
         over record date in street form)                                 $75.00


XI       SPECIAL SERVICES
         ----------------

         Fees for activities of a non-recurring nature such as fund consolidations or reorganizations, extraordinary security shipments, and the preparation of special reports will be subject to negotiation. Fees for tax accounting/recordkeeping for options, financial futures, and other special items will be negotiated separately.


XII      OUT OF POCKET EXPENSES
         ----------------------

         A billing for the recovery of applicable out of pocket expenses will be made as of the end of each month. Out of pocket expenses include but are not limited to the following:

         Telephone
         Wire charges  ($4.75 per wire in and $4.55 out)
         Postage and  Insurance
         Courier service
         Duplicating
         Legal fees
         Supplies related to fund records
         Rush  transfer - $8.00 each
         Transfer fees
         Subcustodian charges
         Price Waterhouse Audit Letter
         Federal Reserve fee for return check items over
            $2,500 - $4.25
         GNMA transfer - $15 each
         Rapicom lease and supplies


XIII     PAYMENT
         -------

         The above fees are expected to be paid within 30 days of receipt of invoice.

CIGNA INSTITUTIONAL FUNDS GROUP
-------------------------------
CIGNA International Stock Fund

CIGNA Funds Group
-----------------
CIGNA Money Market Fund
CIGNA S&P 500 Index Fund
CIGNA Income Fund
*CIGNA Government Obligations Cash Fund
*CIGNA Government Securities Fund
*CIGNA Treasury Obligations Cash Fund
*CIGNA High Yield Fund

CIGNA Variable Products Group
-----------------------------
CIGNA Variable Products S&P 500 Index Fund
CIGNA Variable Products Money Market Fund
*CIGNA Variable Products Income Fund
*CIGNA Variable Products Intermediate Bond Index Fund
*CIGNA Variable Products Long-Term Bond Index Fund
*CIGNA Variable Products Utility Index Fund
*CIGNA Variable Products REIT Index Fund
*CIGNA Variable Products Small Cap Index Fund
*CIGNA Variable Products International Index Fund
*CIGNA Variable Products Emerging  Markets Index Fund
*CIGNA Variable Products High Yield Fund
*CIGNA Variable Products International Stock Fund

INA Investment Securities, Inc.
CIGNA High Income Shares

Copies of the Master Trust Agreements establishing CIGNA Institutional Funds Group, CIGNA Funds Group, CIGNA Variable Products Group and CIGNA High Income Shares (the "Trusts"), are on file with the Secretary of the Commonwealth of Massachusetts, and notice is hereby given that this agreement is executed on behalf of the Trusts by an officer of the Trusts, as an officer and not individually, and that the obligations of or arising out of this agreement are not binding upon any of the trustees, officers, shareholders, employees, agents or any subsequent series of the Trusts, either individually or collectively, but are binding only upon the assets or property of the series of the Trusts listed above.

This Custodian Fee Schedule supersedes all prior fee schedules.

For each of the above:

CIGNA FUNDS                               STATE STREET BANK AND TRUST COMPANY.


By:      /s/ Alfred A. Bingham III        By:      /s/ James M. Curran
        -----------------------------             ------------------------------

Title:   Vice President & Treasurer       Title:   Vice President
        -----------------------------             ------------------------------

Date:    12/16/98                         Date:    12-18-98
        -----------------------------             ------------------------------

*Not active as of January 1, 1999